Exhibit 4.2

No: 1338
Number
No: 1338
Shares
County Bancorp, Inc.
Incorporated Under THE LAWS OF THE STATE OF WISCONSIN
AUTHORIZED COMMON 5,000,000 SHARES $0.01 PAR VALUE
THIS CERTIFIES THAT is the owner of full paid and non-assessable common shares $0.01 par value of County Bancorp, Inc. transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation this day of A.D.
SECRETARY
PRESIDENT

For Value Received, hereby sell, assign and transfer unto represented by the within
Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
Dated
Signature Guaranteed By:
NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.
RESTRICTIONS ON OWNERSHIP AND TRANSFER
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE 1933 ACT AND AN EFFECTIVE REGISTRATION OR QUALIFICATION OF SUCH SECURITIES FOR SALE UNDER ANY APPLICABLE STATE SECURITIES LAW; OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATIONS OR QUALIFICATIONS ARE NOT REQUIRED.